Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-229171 on Form S-8 of our report dated April 29, 2022, relating to the financial statements of CooTek (Cayman) Inc. appearing in this Annual Report on Form 20-F of CooTek (Cayman) Inc. for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 30, 2024